1
CTS©
- Automotive Sensors
- Electronic Components
Electronics Manufacturing Services
12 - 17%
2  -  5%
8 - 14%
8  -  13%
Annual Sales Growth
Overall
Product/Market Area
(2004 - 2008)
Components & Sensors:
Business Growth Targets

CTS©
TIER 1
4
Large/Global > $2B.
4
Optimized to Low Mix - High Volume.
4
Leverage Scale/ Purchasing Volume.
TIER 2
4
Medium/ Regional/Global $200M - $2B.
4
Optimized to High Mix - Med. Volume.
4
Leverage Flexibility
TIER 3/4
4
Small/Regional < $200M.
4
Optimized to High Mix - Low Volume.
4
Specialty Focus.
g
Large OEMs
g
Low Mix; High Volume
g
Very Price Sensitive
g
Med. - Large OEMs.
g
High Mix; Med. Volume.
g
Special Needs.
g
Small - Med. OEMs
g
Generally Local / Regional
g
High Mix; Low - Med. Volume
g
Price Important
CUSTOMER
Characteristics/Needs
EMS Companies
EMS Industry

CTS©
Growth Focused on High
Margin Segments
95%
71%
Top 5 EMS Customers
Communications
Other
Industrial
Medical
Computer
Sales By Market
Aerospace/
Defense
EMS Business

CTS©
Free Cash Flow
$ in Millions
Strong Cash Earnings and Free Cash Flow
Cumulative Cash Flow

CTS Corporation
Free Cash Flow
($ in millions)

	2005 YTD	2005			2004				2003				Full Year
	Q3	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1	2004	2003	2002	2001	2000

Cash flows provided from (used by) operations	$29.7	$5.1	$13.7	$10.9	$4.3	$5.0	$11.4	$(6.8)	$10.2	$8.6	$(1.3)	$8.2	$13.9	$25.7	$24.1	$65.8	$110.8
Capital expenditures	$(12.5)	$(6.6)	$(2.9)	$(3.0)	$(2.6)	$(3.9)	(4.2)	(2.0)	(2.8)	(1.7)	(2.3)	(2.2)	(12.7)	(9.0)	(12.8)	(77.7)	(119.2)

Free cash flow	$17.2	$(1.5)	$10.8	$7.9	$1.7	$1.1	$7.2	$(8.8)	$7.4	$6.9	$(3.6)	$6.0	$1.2	$16.7	$11.3	$(11.9)	$(8.4)

CTS Corporation
Cumulative Free Cash Flow
($in millions)

	2005 YTD	Full Year
	Q3	2004	2003

Cash Earnings	$101.0	$70.1	$38.7
Working Capital/Other	$(31.7)	$(30.5)	$(13.0)
Capital expenditures	$(34.2)	$(21.7)	$(9.0)

Cumulative Cash Flow	$35.1	$17.9	$16.7